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                                                                     Exhibit 4.2

                                                                       EXHIBIT A

No.                   Class D Warrants
    ------    ------


                            VOID AFTER JUNE 30, 2004

                    CLASS D WARRANT CERTIFICATE FOR PURCHASE

                                 OF COMMON STOCK

                                  PROCEPT, INC.


                  This certifies that FOR VALUE RECEIVED
-------------------------------------------------------------------------------
                             or registered assigns (the "Registered Holder") is
---------------------------- the owner of the number of Class D Warrants ("Class D Warrants") specified above. Each Class D Warrant represented hereby initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate, one fully paid and nonassessable share of Common Stock, par value $.01 per share ("Common Stock"), of Procept, Inc., a Delaware corporation (the "Company"), at any time between June 30, 1999, and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate offices of the Company, accompanied by payment of $2.11 per share, as adjusted as set forth herein (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to the Company.

         In the event of certain contingencies provided for below, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Class D Warrant represented hereby are subject to modification or adjustment.

                  Each Class D Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of fewer than every Class D Warrant represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor for the balance of such Class D Warrants.

1. DEFINITIONS. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

         1.1 "Common Stock" shall mean stock of the Company of any class, whether now or hereafter authorized, which has the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage, which on the date of original issuance of this Warrant consisted of 30,000,000 authorized shares of Common Stock, par value $.01 per share.


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         1.2    The "Closing Bid Price," for each trading day, shall mean the per share price at which the Common Stock was last exchanged on the Stock Market (as defined below) during such trading day or, if there were no transactions on such trading day, shall mean the average of the reported per share closing bid and asked prices of the Common Stock on the Stock Market on such trading day.

         1.3 "Exercise Date" shall mean, as to any Class D Warrant, the date on which the Company shall have received both (i) the Warrant Certificate representing such Class D Warrant, with the subscription form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (ii) payment in cash, or by official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Purchase Price.

         1.4 "Expiration Date" shall mean 5:00 P.M. (New York time) on June 30, 2004, or such earlier date as the Class D Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close. Upon notice to all Registered Holders of the Class D Warrants, the Company shall have the right to extend the Expiration Date.

         1.5 "Fair Market Value" means, with respect to any security or other asset, the fair market value set by, or determined in a manner established by, the Board of Directors of the Company.

         1.6 "Initial Warrant Exercise Date" shall mean, as to each Class D Warrant, June 30, 1999.

         1.7 "Market Price" shall mean the average Closing Bid Price, for twenty (20) consecutive trading days, ending with the trading day prior to the date as of which the Market Price is being determined, (with appropriate adjustments for subdivisions or combinations of shares effected during such period) provided that if the prices referred to in the definition of Closing Bid Price cannot be determined for such period, "Market Price" shall mean Fair Market Value (as defined above).

         1.8 "Redemption Price" shall mean the price at which the Company may, at its option in accordance with the terms hereof, redeem the Class D Warrants, which price shall be $0.01 per share of Common Stock subject to such Class D Warrants.

         1.9 "Registered Holder" shall mean, as to any Class D Warrant and as of any particular date, the person in whose name the certificate representing the Class D Warrant shall be registered on that date on the books maintained by the Company pursuant to Section 6.

         1.10 The "Stock Market" shall mean the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or


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admitted to trading on any national securities exchange, shall mean The Nasdaq
National Market System or The Nasdaq SmallCap Market (collectively, "Nasdaq") or, if the Common Stock is not quoted on Nasdaq, shall mean the OTC Bulletin Board or, if the Common Stock is not quoted on the OTC Bulletin Board, shall mean the over-the-counter market as furnished by any NASD member firm selected from time to time by the Company for that purpose.

         1.11 A "trading day" shall mean a day on which the Stock Market is open for the transaction of business.

         1.12 "Transfer Agent" shall mean American Stock Transfer & Trust Company, as the Company's transfer agent, or its authorized successor, as such.

         1.13 Unless otherwise stated, section references used within this Warrant Certificate refer to sections of this Warrant Certificate.

2.   EXERCISE. Each Class D Warrant may be exercised by the Registered
Holder thereof at any time on or after the Initial Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein. A Class D Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of those securities upon the exercise of the Class D Warrant as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date the Company shall deposit the proceeds received from the exercise of a Class D Warrant. Promptly after the receipt of such proceeds and in any event within five days thereafter, the Company, shall cause to be issued and delivered by the Transfer Agent, to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise, (plus a certificate for any remaining unexercised Class D Warrants of the Registered Holder).

3.       RESERVATION OF SHARES; LISTING; PAYMENT OF TAXES; ETC.

         3.1 The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Class D Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Class D Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Class D Warrants shall, at the time of delivery (assuming full payment of the purchase price thereof), be duly and validly issued, fully paid, nonassessable and free from all issuance taxes, liens and charges with respect to the issue thereof including, without limitation, adverse claims whatsoever (with the exception of claims arising through the acts of the Registered Holders themselves and except as arising from applicable Federal and state securities laws), that the Company shall have paid all taxes, if any, in respect of the original issuance thereof and that upon issuance such shares, to the extent applicable, shall be listed on, or included in, the applicable Stock Market.

         3.2 The Company covenants that if any securities to be reserved for the purpose of exercise of Class D Warrants hereunder require registration with, or the approval of, any




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governmental authority under any federal securities law before such securities may be validly issued or delivered upon such exercise, then the Company will in good faith and as expeditiously as reasonably possible, endeavor to secure such registration or approval. The Company will use reasonable efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws; provided, that the Company shall not be required to qualify as a foreign corporation or file a general or limited consent to service of process in any such jurisdictions or make any changes in its capital structure or any other aspects of its business or enter into any agreements with blue sky commissions, including any agreement to escrow shares of its capital stock. With respect to any such securities, however, Class D Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

         3.3 The Company shall pay all documentary, stamp or similar taxes and other similar governmental charges that may be imposed with respect to the issuance of Class D Warrants, or the issuance or delivery of any shares upon exercise of the Class D Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Class D Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Company the amount of transfer taxes or charges incident thereto, if any or provided satisfactory evidence that no amount is due.

         3.4 The Company is hereby irrevocably authorized to requisition the Company's Transfer Agent from time to time for certificates representing shares of Common Stock issuable upon exercise of the Class D Warrants, and the Company will authorize the Transfer Agent to comply with all such proper requisitions.

4.       EXCHANGE AND REGISTRATION OF TRANSFER.

         4.1 Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Class D Warrants of the same class (provided the Company shall not exchange Warrant Certificates for new Warrant Certificates in denominations of fewer than fifty thousand (50,000) underlying shares) or may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Company at its Corporate Office, and upon satisfaction of the terms and provisions hereof, the Company shall execute, issue and deliver in exchange therefor, the Warrant Certificate or Certificates that the Registered Holder making the exchange shall be entitled to receive.

         4.2 The Company shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and any transfers thereof in accordance with its regular practice. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Class D Warrants.


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         4.3    With respect to all Warrant Certificates presented for
registration or transfer, or for exchange or exercise, the subscription form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing.

         4.4 Prior to due presentment for registration of transfer thereof, the Company may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Class D Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company) for all purposes and shall not be affected by any notice to the contrary.

5. LOSS OR MUTILATION. Upon receipt by the Company of evidence satisfactory to it of the ownership of and loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to it and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and (in the absence of notice to the Company that the Warrant Certificate has been acquired by a bona fide purchaser) and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Class D Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

6.       REDEMPTION.

         6.1 At any time after June 30, 2000, on no fewer than sixty (60) days' prior written notice to Registered Holders of the Class D Warrants being redeemed, the Company may, at its option, redeem the Class D Warrants at the Redemption Price, provided the Market Price of the Common Stock as of the third business day prior to the date of notice of redemption (which shall be the date of mailing of such notice) exceeds 250% of the Purchase Price per share of Common Stock subject to a Class D Warrant. All outstanding Class D Warrants must be redeemed if any are redeemed. The date fixed for redemption of the Class D Warrants is referred to herein as the "Redemption Date."

         6.2 If the conditions set forth in Subsection 6.1 are met, and the Company desires to exercise its right to redeem the Class D Warrants, it shall request the Company to mail a notice of redemption to each of the Registered Holders of the Class D Warrants to be redeemed, first class, postage prepaid, not later than the sixtieth day before the date fixed for redemption, at their last address as shall appear on the records maintained pursuant to Subsection
4.2. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice.

         6.3    The notice of redemption shall specify (i) the redemption price,
(ii) the Redemption Date, (iii) the place where the Warrant Certificates shall be delivered and the redemption price paid, (iv) that the right to exercise the Class D Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Redemption Date. No


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failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Registered Holder (A) to whom notice was not mailed or (B) whose notice was defective. An affidavit of the Secretary or an Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         6.4 Any right to exercise a Class D Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, Holders of the Class D Warrants shall have no further rights except to receive, upon surrender of the Class D Warrant, the Redemption Price.

         6.5 From and after the Redemption Date, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Registered Holder thereof of one or more Warrant Certificates evidencing Class D Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Registered Holder a sum in cash equal to the redemption price of such Class D Warrants. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Class D Warrants called for redemption, such Class D Warrants shall expire and become void and all rights hereunder and under the Warrant Certificates, except the right to receive payment of the redemption price, shall cease.

7. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES OF COMMON STOCK OR CLASS D WARRANTS. Upon each adjustment of the Purchase Price pursuant to this
Section 7, the total number of shares of Common Stock purchasable upon the exercise of each Class D Warrant shall (subject to the provisions contained in Subsection 7.3) be such number of shares (calculated to the nearest tenth) purchasable at the Purchase Price in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment.

         7.1 Except as otherwise provided herein, in the event the Company shall, at any time or from time to time after the date hereof, (i) sell or issue any shares of Common Stock for a consideration per share less than either (a) the Purchase Price in effect on the date of such sale or issuance or (b) the Market Price of the Common Stock as of the date of the sale or issuance, (ii) issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or (iii) subdivide or combine the outstanding shares of Common Stock into a greater or fewer number of shares (any such sale, issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Purchase Price in effect immediately prior to such Change of Shares shall be changed to a price (rounded to the nearest cent) determined by multiplying the Purchase Price in effect immediately prior thereto by the quotient of (x) the sum of (A) the number of shares of Common Stock outstanding immediately prior to the sale or issuance of such additional shares or such subdivision or combination plus (B) the number of shares of Common Stock that the aggregate consideration received (determined as provided in Paragraph 7.7(vi)) for the issuance of such additional shares would purchase at the


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greater of (1) the Purchase Price in effect on the date of such issuance or
(2) the Market Price as of such date, divided by (y) the number of shares of Common Stock outstanding immediately after the sale or issuance of such additional shares or such subdivision or combination. Such adjustment shall be made successively whenever any such issuance is made.

         7.2 In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another entity (other than a consolidation or merger in which the Company is the continuing entity and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock other than the number thereof), or in case of any sale or conveyance to another entity of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that each holder of a Class D Warrant then outstanding shall have the right thereafter, by exercising such Class D Warrant, upon the terms and conditions specified in the Class D Warrants and in lieu of the shares of Common Stock immediately theretofore purchasable upon exercise of the Class D Warrants, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been purchased upon exercise of such Class D Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The Company shall not effect any such consolidation, merger or sale unless prior to, or simultaneously with, the consummation thereof the successor (if other than the Company) resulting from such consolidation or merger or the entity purchasing assets or other appropriate entity shall assume, by written instrument executed and delivered to the Company, the obligation to deliver to the holder of each Class D Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase and the other obligations under this Agreement. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

         7.3 If, at any time or from time to time, the Company shall issue or distribute to the holders of shares of Common Stock evidence of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding an issuance or distribution governed by one of the preceding Subsections of this Section 7 and also excluding cash dividends or cash distributions paid out of net profits legally available therefor in the full amount thereof (any such non-excluded event being herein called a "Special Dividend")), then in each case the Registered Holders of the Class D Warrants shall be entitled to a proportionate share of any such Special Dividend as though they were the holders of the number of shares of Common Stock of the Company for which their Class D Warrants are exercisable as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such Special Dividend.


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         7.4    The Company may elect, upon any adjustment of the Purchase Price hereunder, to adjust the number of Class D Warrants outstanding, in lieu of the adjustment in the number of shares of Common Stock purchasable upon the exercise of each Class D Warrant as hereinabove provided, so that each Class D Warrant outstanding after such adjustment shall represent the right to purchase one share of Common Stock. Each Class D Warrant held of record prior to such adjustment of the number of Class D Warrants shall become that number of Class D Warrants (calculated to the nearest tenth) determined by multiplying the number one by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment. Upon each adjustment of the number of Class D Warrants pursuant to this Section 7, the Company shall, as promptly as practicable, cause to be distributed to each Registered Holder of Warrant Certificates on the date of such adjustment Warrant Certificates evidencing, subject to Section 8, the number of additional Class D Warrants to which such Holder shall be entitled as a result of such adjustment or, at the option of the Company, cause to be distributed to such Holder in substitution and replacement for the Warrant Certificates held by him prior to the date of adjustment (and upon surrender thereof, if required by the Company) new Warrant Certificates evidencing the number of Class D Warrants to which such Holder shall be entitled after such adjustment.

         7.5 Irrespective of any adjustments or changes in the Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Class D Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant to Subsection 7.4, continue to express the same Purchase Price per share, number of shares purchasable thereunder and Redemption Price therefor as when the same were originally issued.

         7.6    After each adjustment of the Purchase Price pursuant to this
Section 7, the Company will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Purchase Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Class D Warrant after such adjustment, and, if the Company shall have elected to adjust the number of Class D Warrants pursuant to Subsection 7.4, the number of Class D Warrants to which the registered holder of each Class D Warrant shall then be entitled, and the adjustment in Redemption Price resulting therefrom, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly send such certificate by ordinary first class mail to each Registered Holder of Class D Warrants at his or her last address as it shall appear on the registry books of the Company. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of such adjustment. The affidavit of an officer of the Company or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein. The Company may rely on the information in the certificate as true and correct and has no duty or obligation to independently verify the amounts or calculations set forth therein.


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         7.7    For purposes of Subsection 7.1, the following provisions (i) to
(vi) shall also be applicable:

                (i) the number of shares of Common Stock deemed outstanding at any given time shall include all shares of capital stock convertible into, or exchangeable for, Common Stock (on an as converted basis) as well as all shares of Common Stock issuable upon the exercise of (x) any convertible debt, (y) warrants outstanding on the date hereof and (z) options outstanding on the date hereof.

                (ii) No adjustment of the Purchase Price shall be made unless such adjustment would require an increase or decrease of at least $.01 in such price; provided that any adjustments which by reason of this Paragraph (ii) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with adjustments so carried forward, shall require an increase or decrease of at least $.01 in the Purchase Price then in effect hereunder.

                (iii) In case of (A) the sale by the Company (including as a component of a unit) of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or any securities convertible into or exchangeable for Common Stock (such securities convertible, exercisable or exchangeable into Common Stock being herein called "Convertible Securities"), or
(B) the issuance by the Company, without the receipt by the Company of any consideration therefor, of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, whether or not such rights, warrants or options, or the right to convert or exchange such Convertible Securities, are immediately exercisable, and the consideration per share for which Common Stock is issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the minimum aggregate consideration, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, payable to the Company upon the exercise of such rights, warrants or options, plus the consideration received by the Company for the issuance or sale of such rights, warrants or options, plus, in the case of such Convertible Securities, the minimum aggregate amount, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (y) the total maximum number, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities issuable upon the exercise of such rights, warrants or options) is less than either the Purchase Price or the Market Price of the Common Stock as of the date of the issuance or sale of such rights, warrants or options, then such total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (as of the date of the issuance or sale of such rights, warrants or options) shall be deemed to be "Common Stock" for purposes of


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Subsection 7.1 and shall be deemed to have been sold for an amount equal to such consideration per share and shall cause an adjustment to be made in accordance with Subsection 7.1.

                (iv) In case of the sale or other issuance by the Company of any Convertible Securities, whether or not the right of conversion or exchange thereunder is immediately exercisable, and the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities (determined by dividing (A) the total amount of consideration received by the Company for the sale of such Convertible Securities, plus the minimum aggregate amount, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (B) the total maximum number, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities) is less than either the Purchase Price or the Market Price of the Common Stock as of the date of the sale of such Convertible Securities, then such total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities (as of the date of the sale of such Convertible Securities) shall be deemed to be "Common Stock" for purposes of Subsection 7.1 and shall be deemed to have been sold for an amount equal to such consideration per share and shall cause an adjustment to be made in accordance with Subsection 7.1.

                (v) In case the Company shall modify the rights of conversion, exchange or exercise of any of the securities referred to in Paragraphs (iii) or
(iv) of this Subsection 7.7 or any other securities of the Company convertible, exchangeable or exercisable for shares of Common Stock, for any reason other than an event that would require adjustment to prevent dilution, so that the consideration per share received by the Company after such modification is less than either the Purchase Price or the Market Price as of the date prior to such modification, then such securities, to the extent not theretofore exercised, converted or exchanged, shall be deemed to have expired or terminated immediately prior to the date of such modification and the Company shall be deemed, for purposes of calculating any adjustments pursuant to this Section 7, to have issued such new securities upon such new terms on the date of modification. Such adjustment shall become effective as of the date upon which such modification shall take effect. On the expiration or cancellation of any such right, warrant or option or the termination or cancellation of any such right to convert or exchange any such Convertible Securities, the Purchase Price then in effect hereunder shall forthwith be readjusted to such Purchase Price as would have obtained (A) had the adjustments made upon the issuance or sale of such rights, warrants, options or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities and (B) had adjustments been made on the basis of the Purchase Price as adjusted under clause (A) of this sentence for all transactions (which would have affected such adjusted Purchase Price) made after the issuance or sale of such rights, warrants, options or Convertible Securities.


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                (vi)   In case of the sale of any shares of Common Stock, any
Convertible Securities, any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, the consideration received by the Company therefor shall be deemed to be the gross sales price therefor without deducting therefrom any expense paid or incurred by the Company or any underwriting discounts or commissions or concessions paid or allowed by the Company in connection therewith. In the event that any securities shall be issued in connection with any other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated among the securities, then each of such securities shall be deemed to have been issued for such consideration as the Board of Directors of the Company determines in good faith; provided, however that if holders of more than of ten percent (10%) of the then outstanding Class D Warrants disagree with such determination, the Company shall retain an independent investment banking firm for the purpose of obtaining an appraisal.

         7.8 Notwithstanding any other provision hereof, no adjustment to the Purchase Price of the Class D Warrants or to the number of shares of Common Stock purchasable upon the exercise of each Class D Warrant will be made:

                (i) upon the exercise of any of the options outstanding on the date hereof under the Company's existing stock option plans; or

                (ii) upon the issuance or exercise of options which may hereafter be granted with the approval of the Board of Directors, or exercised, under any employee benefit plan of the Corporation to officers, directors, consultants or employees, but only with respect to such options as are exercisable at prices no lower than the Market Price of the Common Stock as of the date of grant thereof; or

                (iii) upon issuance or exercise of the Placement Warrants, or the Advisory Warrants, (as defined in the Placement Agency Agreement between the Corporation and Paramount Capital, Inc. dated as of October 26, 1997), pursuant to currently existing rights under Subscription Agreements or other documents to receive additional shares of Common Stock as a dividend or pursuant to anti-dilution provisions or upon the exercise of any other of the currently outstanding warrants of the Company; or

                (iv) upon the issuance or sale of Common Stock or Convertible Securities pursuant to the exercise of any rights, options or warrants to receive, subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, whether or not such rights, warrants or options were outstanding on the date of the original sale of the Class D Warrants or were thereafter issued or sold, provided that an adjustment was either made or not required to be made in accordance with Subsections 7.1 and 7.3 in connection with the issuance or sale of such securities or any modification of the terms thereof; or

                (v) upon the issuance or sale of Common Stock upon conversion or exchange of any Convertible Securities, provided that any adjustments required to be made upon the issuance or sale of such Convertible Securities or any modification of the terms thereof were so made, and whether or not such Convertible Securities were outstanding on the date of the original sale of the Class D Warrants or were thereafter issued or sold; or

                (vi) upon the issuance of stock which may hereafter be purchased or sold with the approval of the Board of Directors, under the 1993 Employee Stock Purchase Plan of the Company to officers, directors, consultants or employees, but only with respect to such shares as are purchased and/or sold in accordance with the current plan and at prices no lower than eighty-five percent (85%) of the Closing Bid Price (or, if the prices referenced in the definition of Closing Bid Price cannot be determined, 85% of the Fair Market Value) of the Common Stock as of the date of purchase and/or sale thereof.

Paragraph 7.7(v) shall nevertheless apply to any modification of the rights of conversion, exchange or exercise of any of the securities referred to in Paragraphs (i), (ii) and (iii) of this Subsection 7.8, except for modifications required by the original terms of such securities.

         7.9 As used in this Section 7, the term "Common Stock" shall mean and include the Company's Common Stock authorized on the date of the original issue hereof and shall also include any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Company; provided, however, that the shares issuable upon exercise of the Class D Warrants shall include only shares of such class designated in the Company's Certificate of Incorporation, as amended, as Common Stock on the date of the original issue hereof or (i), in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Subsection 7.2, the stock, securities or property provided for in such section or (ii), in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon exercise of the Class D Warrants as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

         7.10 Any determination as to whether an adjustment in the Purchase Price in effect hereunder is required pursuant to Section 7, or as to the amount of any such adjustment, if required, shall be binding upon the holders of the Class D Warrants and the Company if made in good faith by the Board of Directors of the Company, except as otherwise contemplated hereby.

         7.11 If and whenever the Company shall grant to the holders of Common Stock, as such, rights or warrants to subscribe for or to purchase, or any options for the purchase of, Common Stock or securities convertible into or exchangeable for or carrying a right, warrant or option to purchase Common Stock, the Company may at its option elect concurrently therewith to grant to each Registered Holder as of the record date for such transaction of the Class D Warrants then outstanding, the rights, warrants or options to which each Registered Holder would have been entitled if, on the record date used to determine the stockholders entitled to the rights, warrants or options being granted by the Company, the Registered Holder were the holder of record of the number of whole shares of Common Stock then issuable upon exercise of his or her Class D Warrants. If the Company shall so elect under this Subsection 7.11, then such grant by the Company to the holders of the Class D Warrants shall be in lieu of any adjustment which otherwise might be called for pursuant to this
Section 7.

8. FRACTIONAL WARRANTS AND FRACTIONAL SHARES. If the number of shares of Common Stock purchasable upon the exercise of each Class D Warrant is adjusted pursuant to Section 7, the Company nevertheless shall not be required to issue fractions of shares, upon exercise of the Class D Warrants or otherwise, nor to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Registered Holder an amount in cash equal to such fraction multiplied by the Fair Market Value of one (1) share of Common Stock as of the date of exercise.

9. WARRANT HOLDERS NOT DEEMED STOCKHOLDERS. No holder of Class D Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Class D Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Class D Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Holder shall have exercised such Class D Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

10. REGISTRATION RIGHTS. The Registered Holder of this Class D Warrant shall have the registration rights as provided in Section 5 of the Subscription Agreement (the "Subscription Agreement") dated as of the date hereof between the Company and such Registered Holder. The Class D Warrants represented hereby shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

11. AGREEMENT OF WARRANT HOLDERS. Every holder of any Class D Warrant, by his acceptance thereof, consents and agrees with the Company and every other holder of any Class D Warrant that:

         (a) The Class D Warrants are transferable only on the registry books of the Company by the Registered Holder thereof in person or by his or her attorney duly authorized in writing and only if the Warrant Certificates representing such Class D Warrants are surrendered at the office of the Company, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Company, in its sole discretion, together with payment of any applicable transfer taxes; and

         (b) The Company may deem and treat the person in whose name the Warrant Certificate is registered as the holder and as the absolute, true and lawful owner of the Class D Warrants represented thereby for all purposes, and the Company shall not be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in Section 4.

12. CANCELLATION OF WARRANT CERTIFICATES. If the Company shall purchase or acquire any Class D Warrant or Class D Warrants, the Warrant Certificate or Warrant Certificates evidencing the same, by redemption or otherwise, shall thereupon be delivered to the Company and canceled by it and retired. The Company shall also cancel the Warrant Certificate or Warrant Certificates following exercise of any or all of the Class D Warrants represented thereby or delivered to it for transfer, split up, combination or exchange.

13. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed by means of first class registered or certified mail, postage prepaid as follows: if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Company; and if to the Company, at 840 Memorial Drive, Cambridge, Massachusetts, 02139, or at such other address as may have been furnished to the Registered Holders in writing by the Company.

14. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to principles of conflict of laws.

15. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company and its respective successors and assigns, and the holders from time to time of the Warrants represented by this Warrant Certificate. Nothing in this Agreement is intended nor shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by a duly authorized officer.

                                  PROCEPT, INC.


Dated:                            By:
      --------------------------     ----------------------------------------

                    [FORM OF REVERSE OF WARRANT CERTIFICATE]


SUBSCRIPTION FORM

To Be Executed by the Registered Holder
in Order to Exercise Class D Warrants


                  The undersigned Registered Holder hereby irrevocably elects to
exercise           Class D Warrants represented by this Warrant Certificate, and
         --------
to purchase the securities issuable upon the exercise of such Class D Warrants, and requests that certificates for such securities shall be issued in the name of

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

------------------------------------------
------------------------------------------
------------------------------------------
------------------------------------------
[please print or type name and address]

and be delivered to

------------------------------------------
------------------------------------------
------------------------------------------
------------------------------------------
[please print or type name and address]


and if such number of Class D Warrants shall not be all the Class D Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Class D Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

                                   ASSIGNMENT


To Be Executed by the Registered Holder
in Order to Assign Class D Warrants


FOR VALUE RECEIVED,                                               hereby sells,
                    ---------------------------------------------
assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER


------------------------------------------
------------------------------------------
------------------------------------------
------------------------------------------
[please print or type name and address]

                                 of the Class D Warrants represented by this
--------------------------------
Warrant Certificate, and hereby irrevocably constitutes and appoints
------------------------------------

-------------------------------------------------------------------------------
Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated:                             X
        -------------------------

        -----------------------------------
                                     Signature Guaranteed


                                     ------------------------------------------


THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A MEMBER OF THE MEDALLION STAMP PROGRAM.

                                                                     EXHIBIT 4.2


                     Schedule of Holders of Class D Warrants

         The following individuals and entities are holders of Class D Warrants with respect to an aggregate of 924,525 shares of Common Stock:

 1. Ross D. Ain

 2. Palmetto Partners, Ltd.

 3. Richard A. Lydecker

 4. Arthur Nagle

 5. Osterweis Revocable Trust

 6. Prager, Dreifuss & Partners

 7. The Keys Foundation

 8. David W. Ruttenberg

 9. J.F. Shea & Co., Inc.

10. Donald E. & Virginia V. Vinson

11. Bruno Widmer

12. Aries Domestic Fund, L.P.

13. The Aries Trust

                                            1